As filed with the Securities and Exchange Commission on May 16, 2023

Registration No. 333-271413

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	3841	87-0620495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(858) 800-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Besser

Chief Executive Officer

10740 Thornmint Road

San Diego, California 92127

(858) 800-3500

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With copies to:

Joseph Lucosky Lawrence Metelitsa Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 (732) 395-4400	Stephen E. Older David S. Wolpa McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, NY 10020 (212) 548-2100

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Modular Medical, Inc. (File No. 333-271413), initially filed on April 24, 2023, and subsequently amended on May 5, 2023 and May 12, 2023, and declared effective by the Securities and Exchange Commission on May 15, 2023 (the “Registration Statement”), is being filed as an exhibit-only filing solely to correct a scrivener’s error in Exhibit 107 under Item 16 of Amendment No. 2 to the Registration Statement to incorporate such exhibit by reference and linked to Exhibit 107 that was filed on May 5, 2023 instead of to such exhibit that was filed on April 24, 2023. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 107 to incorporate and link it to Exhibit 107 that was filed on May 5, 2023, and the signature pages to the Registration Statement. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Description
107	Calculation of Filing Fee Tables (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 5, 2023).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on May 16, 2023.

MODULAR MEDICAL, INC.

By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	*	Chief Executive Officer and Director	May 16, 2023
	James E. Besser	(principal executive officer)

By:	*	Chairman, President, and Chief Financial Officer	May 16, 2023
	Paul DiPerna	(principal financial officer and principal accounting officer)

By:	*	Director	May 16, 2023
William J. Febbo

By:	*	Director	May 16, 2023
Steven Felsher

By:	*	Director	May 16, 2023
Morgan C. Frank

By:	*	Director	May 16, 2023
Philip Sheibley

By:	*	Director	May 16, 2023
Carmen Volkart

By :	*	Director	May 16, 2023
Ellen O’Connor Vos

*	By:	/s/ James E. Besser
James E. Besser
attorney-in-fact